As filed with the Securities and Exchange Commission on January 2, 2004
                                                      Registration No.

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------

                              MARKET CENTRAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                 --------------

           Delaware                                               59-3562953
 ------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                           1650 A Gum Branch Road
                           Jacksonville, NC 28540
         -------------------------------------------------------------
         (Address, Including Zip Code, of Principal Executive Offices)

                                 --------------

            Market Central, Inc. 2003 Amended and Restated Stock Plan
            ---------------------------------------------------------
                            (Full Title of the Plans)

                                 --------------

                              Terrence J. Leifheit
                              President, CEO & COO
                              Market Central, Inc.
                              1650 A Gum Branch Road
                              Jacksonville, NC 28540

                              (910) 478-0097

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                     Gerald L. Baxter, Greenberg Traurig LLP
                     3290 Northside Parkway, N.W., Suite 400
                             Atlanta, Georgia 30327
                                 (678) 553-2100

                        CALCULATION OF REGISTRATION FEE

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                                                                    Proposed          Proposed
                              Title Of              Amount           Maximum          Maximum
                             Securities              To Be        Offering Price      Aggregate        Amount Of
                          To Be Registered         Registered        Per Unit      Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share,
Issuable Under the Amended and Restated
2003 Market Central Stock Plan               3,000,000(1) shares     $1.90(2)       $5,700,000(2)       $461.14(2)
--------------------------------------------------------------------------------------------------------------------
Totals                                       3,000,000(1) shares     $1.90(2)       $5,700,000(2)       $461.14(2)
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Market Central, Inc., a Delaware corporation (the "Company"), common stock, par value $0.001 per share (the "Common Stock"), stated above, and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, shares issued under such plan as a result of one or more adjustments under such plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of a share of Common Stock on December 29, 2003, as reported on the OTC Bulletin Board.

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                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                       2
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

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      The following documents of the Company filed with the Commission are incorporated herein by reference:

      (a) The Company's Current Report on Form 8-K/A, which amended an 8-K filed on April 9, 2003 and provided the financial statements of U.S. Convergion, Inc. for the period from January 1, 2003 through April 2, 2003, filed with the Commission on December 9, 2003;

      (b) The Company's Current Report on Form 8-K/A, which amended an 8-K filed on August 15, 2003 and provided the financial statements of Pliant Technologies, Inc. for the years ended December 31, 2002 and 2001, filed with the Commission on December 9, 2003;

      (c) The Company's Annual Report on Form 10-KSB for its fiscal year ended August 31, 2003, filed with the Commission on December 1, 2003 (Commission File No. 000-22969); and

      (d) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB/A filed with the Commission on December 31, 1997 (Commission File No. 000-22969), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

The Registrant's certificate of incorporation, as amended, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) from any transaction from which the director derived an improper personal benefit. In addition, the certificate of incorporation, as aended, and the bylaws, as amended, of the Registrant provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
                  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of North Carolina, on December 31, 2003.


                                         By: /s/ Terrence J. Leifheit
                                            ------------------------------------
                                            Terrence J. Leifheit
                                            President, COO & CEO

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence J. Leifheit, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----

/s/ Terrence J. Leifheit
-----------------------------------   President, Director       12/31/2003
Terrence J. Leifheit

/s/ Glen H. Hammer
-----------------------------------   Director                  12/31/2003
Glen H. Hammer

/s/ William A. Goldstein
-----------------------------------   Director                  12/31/2003
William A. Goldstein

/s/ James L. McGovern
-----------------------------------   Director                  12/31/2003
James L. McGovern

/s/ Clifford A. Clark
-----------------------------------   Vice President & Director 12/31/2003
Clifford A. Clark

                                 EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
-------   ----------------------

4.1       Market Central, Inc. 2003 Amended and Restated Stock Plan (1)

5.1       Opinion of Greenberg Traurig LLP

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (consent of independent auditors).

23.2      Consent of Counsel (included in Exhibit 5).

24.1 Power of Attorney (included in this Registration Statement under "Signatures")

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(1)   Filed as Appendix A to the Company's Proxy Statement filed with the
      Commission pursuant to Section 14(a) of the Exchange Act on December 19, 2003 (Commission File No. 000-22969) and incorporated herein by this reference.